Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Corey Kerr (614) 757-3383 corey.kerr@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS THIRD-QUARTER RESULTS

•	Revenue increases 7 percent to $26 billion

•	Earnings from continuing operations increase to $250 million, or $266 million on a non-GAAP basis[1]

•	Diluted earnings per share from continuing operations increase by 15 percent to $0.71, or 23 percent to $0.75 on a non-GAAP basis[2]

•	Fiscal 2011 outlook for non-GAAP diluted EPS from continuing operations raised to $2.61 to $2.67 from previous range of $2.54 to $2.60

DUBLIN, Ohio, April 28, 2011 — Cardinal Health today reported a 7 percent increase in fiscal 2011 third-quarter revenue to $26.1 billion and a 23 percent increase in non-GAAP diluted earnings per share (EPS) to $0.75, driven by 25 percent segment profit growth within its Pharmaceutical Segment.

“Our third-quarter results highlight the ongoing momentum of our business,” said George Barrett, chairman and chief executive officer of Cardinal Health. “Our Pharmaceutical Segment led the way with 25 percent year-over-year profit growth, fueled by excellent performance in our pharmaceutical distribution business and the contribution of acquisitions completed earlier this year. Although the rising cost of commodities put pressure on our Medical Segment, our underlying performance was encouraging and our market position continues to strengthen.

“Based on our strong fiscal year-to-date performance, we are increasing our full-year guidance for non-GAAP diluted EPS from continuing operations to $2.61 to $2.67.”

Q3 FY11 SUMMARY

	Q3 FY11	Q3 FY10	Y/Y
Revenue	$26.1 billion	$24.3 billion	7%

Operating Earnings	$447 million	$366 million	22%
Non-GAAP Operating Earnings[3]	$466 million	$385 million	21%

Earnings from Continuing Operations	$250 million	$225 million	11%
Non-GAAP Earnings from Continuing Operations	$266 million	$222 million	20%

Diluted EPS from Continuing Operations	$0.71	$0.62	15%
Non-GAAP Diluted EPS from Continuing Operations	$0.75	$0.61	23%

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Cardinal Health

Non-GAAP diluted EPS from continuing operations were affected by a higher-than-usual tax rate, more than offset by lower interest and other expense, and fewer shares outstanding.

SEGMENT RESULTS

Pharmaceutical Segment

Revenue for the Pharmaceutical Segment increased 7 percent to $23.8 billion, including significant contribution from the acquisitions completed earlier in the fiscal year. Sales to non-bulk customers increased 21 percent. Sales under the SOURCESM Generics program increased 32 percent. Segment profit increased 25 percent to $384 million, reflecting the contribution from stronger generic programs, which includes benefit from generic launches. Acquisitions positively contributed 6 percentage points to segment profit growth in the quarter.

	Q3 FY11	Q3 FY10	Y/Y
Revenue	$23.8 billion	$22.2 billion	7%
Segment Profit	$384 million	$307 million	25%

Medical Segment

Revenue for the Medical Segment increased 5 percent to $2.2 billion, primarily driven by increased sales to existing customers, with particularly strong growth in the Ambulatory and Lab channels. Segment profit declined less than 1 percent to $107 million as volume growth was offset by the negative impact of commodity price increases on the cost of products sold. Segment profit was further dampened by the impact of product mix due to continued sluggishness in surgical procedure volumes.

	Q3 FY11	Q3 FY10	Y/Y
Revenue	$2.23 billion	$2.12 billion	5%
Segment Profit	$107 million	$108 million	(1)%

ADDITIONAL THIRD-QUARTER AND RECENT HIGHLIGHTS

•	Created joint program between the Cardinal Health P4 Healthcare business and Aetna to identify and promote the best clinical practices to improve the overall quality and cost of cancer treatment.

•

Awarded a 20-month contract with the United States Department of Defense, with the option for two additional 20-month periods, for distribution of medical surgical supplies. The contract has a maximum value of $1.02 billion over the initial 20-month period. The company expects to see the positive incremental impact of this win in the back half of fiscal 2012.

•	Launched new, latex-free Flexal™ exam glove, a cost-effective alternative offering the flexibility and barrier protection of a nitrile glove with the tactile sensitivity of a latex one.

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Cardinal Health

CONFERENCE CALL

Cardinal Health will host a webcast and conference call today at 8:30 a.m. EDT to discuss third-quarter results and its future outlook. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com/investors. The call can also be accessed by dialing 617-213-8834, passcode 81756246. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until May 28 by dialing 617-801-6888, passcode 30821734.

UPCOMING EVENTS

•	Deutsche Bank 36th Healthcare Conference on May 2 in Boston;

•	Bank of America Merrill Lynch 2011 Healthcare Conference on May 10 in Las Vegas;

•	Sanford C. Bernstein 27th Annual Strategic Decisions Conference on June 1 in New York;

•	Goldman Sachs 32nd Annual Global Healthcare Conference on June 7 in Rancho Palos Verdes, Calif.; and

•	William Blair 31st Annual Growth Stock Conference on June 14 in Chicago.

At these events, Cardinal Health executives will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, including remarks, go to the Investors page at cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $99 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #17 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

[1]

Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spinoff Costs (as defined at the end of the attached tables), and (6) (gain)/loss on sale of CareFusion stock, each net of tax.

[2]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.
[3]

Non-GAAP operating earnings: Operating earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, and (5) Other Spinoff Costs included within distribution, selling, general and administrative expenses.

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Cardinal Health

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at cardinalhealth.com.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) uncertainties related to demand for Cardinal Health’s products and services; uncertainties relating to Cardinal Health’s ability to retain customers and employees of acquired businesses, including Kinray and Yong Yu, to successfully integrate the acquired businesses into Cardinal Health’s operations, and to achieve the expected benefits from the acquired businesses; uncertainties due to government health care reform including the recently enacted federal health care reform legislation; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the effects of any investigation by any regulatory authority, including with respect to compliance with the Foreign Corrupt Practices Act. In addition, Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of April 28, 2011. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Third Quarter
(in millions, except per Common Share amounts)	2011	2010	% Change

Revenue	$26,071.4	$24,342.8	7%
Cost of products sold	24,909.2	23,332.7	7%

Gross margin	1,162.2	1,010.1	15%
Operating expenses
Distribution, selling, general and administrative expenses	697.3	628.6	11%
Restructuring and employee severance	6.2	14.4	N.M.
Acquisition related costs	2.5	(0.5)	N.M.
Impairments and loss on sale of assets	4.6	4.2	N.M.
Litigation (credits)/charges, net	4.3	(2.9)	N.M.

Operating earnings	447.3	366.3	22%

Other income, net	(6.2)	(1.4)	N.M.
Interest expense, net	25.1	27.7	(9)%
(Gain)/loss on sale of investment in CareFusion	3.3	(23.2)	N.M.

Earnings before income taxes and discontinued operations	425.1	363.2	17%

Provision for income taxes	175.6	138.4	27%

Earnings from continuing operations	249.5	224.8	11%

Loss from discontinued operations (net of tax expense of ($3.3) million and ($7.0) million for the third quarter of fiscal 2011 and 2010, respectively)	(3.5)	(2.4)	N.M.

Net earnings	$246.0	$222.4	11%

Basic earnings/(loss) per Common Share:
Continuing operations	$0.72	$0.63	14%
Discontinued operations	(0.01)	(0.01)	N.M.

Net basic earnings per Common Share	$0.71	$0.62	15%

Diluted earnings/(loss) per Common Share:
Continuing operations	$0.71	$0.62	15%
Discontinued operations	(0.01)	(0.01)	N.M.

Net diluted earnings per Common Share	$0.70	$0.61	15%

Weighted average number of Common Shares outstanding:
Basic	348.5	358.7
Diluted	352.9	361.8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Year-to-Date
(in millions, except per Common Share amounts)	2011	2010	% Change

Revenue	$75,880.7	$74,043.2	2%
Cost of products sold	72,762.0	71,166.6	2%

Gross margin	3,118.7	2,876.6	8%
Operating expenses
Distribution, selling, general and administrative expenses	1,911.1	1,819.8	5%
Restructuring and employee severance	10.6	84.3	N.M.
Acquisition related costs	21.8	0.1	N.M.
Impairments and loss on sale of assets	8.2	28.2	N.M.
Litigation (credits)/charges, net	11.9	(28.8)	N.M.

Operating earnings	1,155.1	973.0	19%

Other income, net	(19.4)	(15.7)	23%
Interest expense, net	69.0	88.9	(22)%
Loss on extinguishment of debt	—	39.9	N.M.
Gain on sale of investment in CareFusion	(71.5)	(43.3)	N.M.

Earnings before income taxes and discontinued operations	1,177.0	903.2	30%

Provision for income taxes	418.2	510.0	(18)%

Earnings from continuing operations	758.8	393.2	93%

Earnings/(loss) from discontinued operations (net of tax expense of ($3.3) million and ($35.5) million for fiscal 2011 and 2010 year-to-date, respectively)	(2.5)	25.5	N.M.

Net earnings	$756.3	$418.7	81%

Basic earnings/(loss) per Common Share:
Continuing operations	$2.18	$1.10	98%
Discontinued operations	(0.01)	0.07	N.M.

Net basic earnings per Common Share	$2.17	$1.17	85%

Diluted earnings/(loss) per Common Share:
Continuing operations	$2.16	$1.09	98%
Discontinued operations	(0.01)	0.07	N.M.

Net diluted earnings per Common Share	$2.15	$1.16	85%

Weighted average number of Common Shares outstanding:
Basic	348.3	359.0
Diluted	351.8	361.2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	March 31, 2011	June 30, 2010
	(UNAUDITED)

Assets
Cash and equivalents	$1,961.8	$2,755.3
Trade receivables, net	6,282.5	5,170.6
Inventories	7,717.7	6,355.9
Prepaid expenses and other	723.4	637.1

Total current assets	16,685.4	14,918.9

Property and equipment, net	1,469.8	1,468.8
Investment in CareFusion	—	691.5
Goodwill and other intangibles, net	4,265.7	2,253.2
Other assets	775.9	657.8

Total assets	$23,196.8	$19,990.2

Liabilities and Shareholders’ Equity
Accounts payable	$11,961.5	$9,494.9
Current portion of long-term obligations and other short-term borrowings	113.7	233.2
Other accrued liabilities	1,685.9	1,809.5

Total current liabilities	13,761.1	11,537.6

Long-term obligations, less current portion	2,362.1	1,896.1
Deferred income taxes and other liabilities	1,416.8	1,280.4
Total shareholders’ equity	5,656.8	5,276.1

Total liabilities and shareholders’ equity	$23,196.8	$19,990.2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Third Quarter		Year-to-Date
(in millions)	2011	2010	2011	2010

Cash Flows From Operating Activities:
Net earnings	$246.0	$222.4	$756.3	$418.7
(Earnings)/loss from discontinued operations	3.5	2.4	2.5	(25.5)

Earnings from continuing operations	249.5	224.8	758.8	393.2
Adjustments to reconcile earnings from continuing operations to net cash from operations:
Depreciation and amortization	97.5	68.6	239.2	194.4
Loss on extinguishment of debt	—	—	—	39.9
(Gain)/loss on sale of investment in CareFusion	3.3	(23.2)	(71.5)	(43.3)
Impairments and loss on sale of assets	4.6	4.2	8.2	28.2
Share-based compensation	18.0	21.7	60.4	79.0
Provision for bad debts	14.4	11.8	22.2	33.2
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(470.3)	(634.5)	(578.9)	(365.4)
Decrease/(increase) in inventories	552.2	746.1	(1,048.1)	(381.1)
Increase in accounts payable	223.5	223.5	1,986.4	1,722.7
Other accrued liabilities and operating items, net	221.4	235.3	(101.4)	(38.8)

Net cash provided by operating activities - continuing operations	914.1	878.3	1,275.3	1,662.0
Net cash provided by/(used in) operating activities - discontinued operations	(0.2)	1.1	(0.5)	147.9

Net cash provided by operating activities	913.9	879.4	1,274.8	1,809.9

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	—	12.8	(2,295.0)	(19.2)
Proceeds from sale of property and equipment	0.1	1.5	2.9	5.8
Additions to property and equipment	(59.9)	(61.9)	(186.0)	(141.8)
Purchase of held-to-maturity investment securities	(14.6)	—	(155.6)	—
Proceeds from sale of investment in CareFusion	—	135.7	705.9	270.7

Net cash provided by/(used in) investing activities - continuing operations	(74.4)	88.1	(1,927.8)	115.5
Net cash used in investing activities - discontinued operations	—	—	—	(9.9)

Net cash provided by/(used in) investing activities	(74.4)	88.1	(1,927.8)	105.6

Cash Flows From Financing Activities:
Net change in short-term borrowings	43.0	—	41.5	—
Reduction of long-term obligations	(220.1)	(0.3)	(228.1)	(1,485.2)
Proceeds from long-term obligations, net of issuance costs	—	—	494.5	—
Issuance of Common Shares	25.1	(3.4)	36.0	24.5
Tax disbursements from exercises of stock options	(5.8)	(8.8)	(8.7)	(14.8)
Payment of premiums for debt extinguishment	—	—	—	(66.4)
Dividends on Common Shares	(67.9)	(63.0)	(205.9)	(190.2)
Purchase of treasury shares	—	—	(269.8)	(50.0)

Net cash used in financing activities - continuing operations	(225.7)	(75.5)	(140.5)	(1,782.1)
Net cash provided by financing activities - discontinued operations	—	—	—	1,283.8

Net cash used in financing activities	(225.7)	(75.5)	(140.5)	(498.3)

Net increase/(decrease) in cash and equivalents	613.8	892.0	(793.5)	1,417.2

Cash and equivalents at beginning of period	1,348.0	1,746.8	2,755.3	1,221.6

Cash and equivalents at end of period	$1,961.8	$2,638.8	$1,961.8	$2,638.8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	Third Quarter		Non-GAAP Third Quarter
(in millions)	2011	2010	2011	2010

Revenue
Amount	$26,071	$24,343
Growth Rate	7%	1%

Operating Earnings
Amount	$447	$366	$466	$385
Growth Rate	22%	(4)%	21%	(7)%

Earnings from Continuing Operations
Amount	$250	$225	$266	$222
Growth Rate	11%	5%	20%	(6)%

	Year-to-Date		Non-GAAP Year-to-Date
	2011	2010	2011	2010

Revenue
Amount	$75,881	$74,043
Growth Rate	2%	3%

Operating Earnings
Amount	$1,155	$973	$1,215	$1,066
Growth Rate	19%	(1)%	14%	—

Earnings from Continuing Operations
Amount	$759	$393	$733	$622
Growth Rate	93%	(29)%	18%	6%

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Third Quarter
(in millions)	2011	2010

PHARMACEUTICAL

Revenue
Amount	$23,845	$22,226
Growth Rate	7%	0.5%
Mix	91%	91%

Segment Profit
Amount	$384	$307
Growth Rate	25%	7%
Mix	78%	74%
Segment Profit Margin	1.61%	1.38%

	Third Quarter
(in millions)	2011	2010

MEDICAL

Revenue
Amount	$2,231	$2,123
Growth Rate	5%	7%
Mix	9%	9%

Segment Profit
Amount	$107	$108
Growth Rate	(1)%	(16)%
Mix	22%	26%
Segment Profit Margin	4.80%	5.08%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended March 31, 2011 was $26,071 million, which included total segment revenue of $26,076 million and Corporate revenue of ($5) million. Total consolidated revenue for the three months ended March 31, 2010 was $24,343 million, which included total segment revenue of $24,349 million and Corporate revenue of ($6) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended March 31, 2011 were $447 million, which included total segment profit of $491 million and Corporate loss of ($44) million. Total consolidated operating earnings for the three months ended March 31, 2010 were $366 million, which included total segment profit of $415 million and Corporate loss of ($49) million. Corporate includes, among other things, restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets, litigation (credits)/charges, net and certain investment spending that are not allocated to the segments.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Year-to-Date
(in millions)	2011	2010

PHARMACEUTICAL

Revenue
Amount	$69,286	$67,483
Growth Rate	3%	3%
Mix	91%	91%

Segment Profit
Amount	$970	$775
Growth Rate	25%	2%
Mix	77%	70%
Segment Profit Margin	1.40%	1.15%

	Year-to-Date
(in millions)	2011	2010

MEDICAL

Revenue
Amount	$6,610	$6,592
Growth Rate	—	9%
Mix	9%	9%

Segment Profit
Amount	$292	$325
Growth Rate	(10)%	8%
Mix	23%	30%
Segment Profit Margin	4.42%	4.93%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the nine months ended March 31, 2011 was $75,881 million, which included total segment revenue of $75,896 million and Corporate revenue of ($15) million. Total consolidated revenue for the nine months ended March 31, 2010 was $74,043 million, which included total segment revenue of $74,075 million and Corporate revenue of ($32) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the nine months ended March 31, 2011 were $1,155 million, which included total segment profit of $1,262 million and Corporate loss of ($107) million. Total consolidated operating earnings for the nine months ended March 31, 2010 were $973 million, which included total segment profit of $1,100 million and Corporate loss of ($127) million. Corporate includes, among other things, restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets, litigation (credits)/charges, net and certain investment spending that are not allocated to the segments.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Third Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2011	2010	2011	2010

Restructuring and Employee Severance
Restructuring and employee severance	$(6.2)	$(14.4)	$(10.6)	$(84.3)
Tax benefit	2.4	10.3	4.1	30.3

Restructuring and employee severance, net of tax	$(3.8)	$(4.1)	$(6.5)	$(54.0)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.01)	$(0.02)	$(0.15)

Acquisition Related Costs
Acquisition related costs	$(2.5)	$0.5	$(21.8)	$(0.1)
Tax benefit/(expense)	0.4	(0.3)	2.4	(0.2)

Acquisition related costs, net of tax	$(2.1)	$0.2	$(19.4)	$(0.3)

Decrease to diluted EPS from continuing operations	$(0.01)	$—	$(0.06)	$—

Impairments and Loss on Sale of Assets
Impairments and loss on sale of assets	$(4.6)	$(4.2)	$(8.2)	$(28.2)
Tax benefit/(expense)	1.8	(11.5)	3.1	(3.3)

Impairments and loss on sale of asset, net of tax	$(2.8)	$(15.7)	$(5.1)	$(31.5)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.04)	$(0.01)	$(0.09)

Litigation (Credits)/Charges, Net
Litigation (credits)/charges, net	$(4.3)	$2.9	$(11.9)	$28.8
Tax benefit/(expense)	0.4	(1.1)	1.4	(10.9)

Litigation (credits)/charges, net, net of tax	$(3.9)	$1.8	$(10.5)	$17.9

Increase/(decrease) to diluted EPS from continuing operations	$(0.01)	$0.01	$(0.03)	$0.05

Other Spin-Off Costs
Other spin-off costs [1]	$(0.7)	$(3.7)	$(7.4)	$(51.5)
Tax benefit/(expense) [2]	0.3	1.2	2.8	(153.2)

Other spin-off costs, net of tax	$(0.4)	$(2.5)	$(4.6)	$(204.7)

Decrease to diluted EPS from continuing operations	$—	$(0.01)	$(0.01)	$(0.56)

(Gain)/Loss on Sale of CareFusion Stock
(Gain)/loss on sale of CareFusion stock	$(3.3)	$23.2	$71.5	$43.3
Tax expense	—	—	—	—

(Gain)/loss on sale of CareFusion stock, net of tax	$(3.3)	$23.2	$71.5	$43.3

Increase/(decrease) to diluted EPS from continuing operations	$(0.01)	$0.06	$0.20	$0.12

Weighted Average Number of Diluted Shares Outstanding	352.9	361.8	351.8	361.2

[1]

Other spin-off costs included in other income, net for the three and nine months ended March 31, 2010 were ($0.2) million and $2.4 million. Other spin-off costs also included the $39.9 million loss on extinguishment of debt for the nine months ended March 31, 2010. The remaining other spin-off costs are included within distribution, selling, general and administrative expenses for all periods presented.

[2]

The fiscal 2010 year-to-date tax expense associated with the other spin-off costs included $171.9 million related to the anticipated repatriation of a portion of cash loaned to our entities within the United States.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Third Quarter		Year-to-Date
	2011	2010	2011	2010

Days Sales Outstanding	19.7	18.9
Days Inventory on Hand	24.5	24.6
Days Payable Outstanding	38.0	36.7
Net Working Capital Days	6.2	6.8

Debt to Total Capital	30%	28%
Net Debt to Capital	8%	(11)%

Return on Equity	17.8%	16.8%	18.7%	9.2%
Non-GAAP Return on Equity	19.2%	16.9%	18.1%	16.4%

Effective Tax Rate from Continuing Operations	41.3%	38.1%	35.5%	56.5%
Non-GAAP Effective Tax Rate from Continuing Operations	40.5%	38.2%	37.1%	37.5%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations. Refer to DSO, DIOH and DPO below for definitions and calculation.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

(in millions, except per Common Share amounts)

	Third Quarter 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$447	22%	$425	$176	$250	11%	$0.71	15%
Restructuring and Employee Severance	$6		$6	$2	$4		$0.01

Acquisition Related Costs	$3		$3	—	$2		$0.01
Impairments and Loss on Sale of Assets	$5		$5	$2	$3		$0.01

Litigation (Credits)/Charges, Net	$4		$4	—	$4		$0.01

Other Spinoff Costs	$1		$1	—	—		—
(Gain)/Loss on Sale of CareFusion Stock	—		$3	—	$3		$0.01

Non-GAAP	$466	21%	$447	$181	$266	20%	$0.75	23%

	Year-to-Date 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$1,155	19%	$1,177	$418	$759	93%	$2.16	98%
Restructuring and Employee Severance	$11		$11	$4	$7		$0.02

Acquisition Related Costs	$22		$22	$2	$19		$0.06
Impairments and Loss on Sale of Assets	$8		$8	$3	$5		$0.01

Litigation (Credits)/Charges, Net	$12		$12	$1	$11		$0.03

Other Spinoff Costs	$7		$7	$3	$5		$0.01
(Gain)/Loss on Sale of CareFusion Stock	—		($72)	—	($72)		($0.20)

Non-GAAP	$1,215	14%	$1,165	$432	$733	18%	$2.08	21%

	Third Quarter 2010
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$366	(4)%	$363	$138	$225	5%	$0.62	3%
Restructuring and Employee Severance	$14		$14	$10	$4		$0.01

Acquisition Related Costs	($1)		($1)	—	—		—
Impairments and Loss on Sale of Assets	$4		$4	($12)	$16		$0.04

Litigation (Credits)/Charges, Net	($3)		($3)	($1)	($2)		($0.01)

Other Spinoff Costs	$4		$4	$1	$3		$0.01

Gain on Sale of CareFusion Stock	—		($23)	—	($23)		($0.06)

Non-GAAP	$385	(7)%	$359	$137	$222	(6)%	$0.61	(8)%

	Year-to-Date 2010
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes¹	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$973	(1)%	$903	$510	$393	(29)%	$1.09	(29)%
Restructuring and Employee Severance	$84		$84	$30	$54		$0.15

Acquisition Related Costs	—		—	—	—		—
Impairments and Loss on Sale of Assets	$28		$28	($3)	$32		$0.09

Litigation (Credits)/Charges, Net	($29)		($29)	($11)	($18)		($0.05)

Other Spinoff Costs	$9		$52	($153)	$205		$0.56

Gain on Sale of CareFusion Stock	—		($43)	—	($43)		($0.12)

Non-GAAP	$1,066	—	$995	$373	$622	6%	$1.72	6%

The sum of the components may not equal the total due to rounding.

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter	Third Quarter
(in millions)	2011	2010

GAAP Return on Equity	17.8%	16.8%

Non-GAAP Return on Equity
Net earnings	$246.0	$222.4
Restructuring and employee severance, net of tax, in continuing operations[1]	3.8	4.1
Acquisition related costs, net of tax, in continuing operations[1]	2.1	(0.2)
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	2.8	15.7
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	3.9	(1.8)
Other spin-off costs, net of tax[1]	0.4	2.5
(Gain)/loss on sale of CareFusion stock, net of tax[1]	3.3	(23.2)
CareFusion net (earnings)/loss in discontinued operations[1,2]	3.3	4.7

Adjusted net earnings	$265.6	$224.2
Annualized	1,062.4	896.8
Divided by average shareholders’ equity³	5,539.1	5,293.5
Non-GAAP Return on Equity	19.2%	16.9%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.
[3]	The average shareholders’ equity shown above is calculated using the average of the prior and current quarters.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Year-to-Date				Year-to-Date
(in millions)	2011				2010

GAAP Return on Equity	18.7%				9.2%

Non-GAAP Return on Equity
Net earnings	$756.3				$418.7
Restructuring and employee severance, net of tax, in continuing operations[1]	6.5				54.0
Acquisition related costs, net of tax, in continuing operations[1]	19.4				0.3
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	5.1				31.5
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	10.5				(17.9)
Other spin-off costs, net of tax[1]	4.6				204.7
Gain on sale of CareFusion stock, net of tax[1]	(71.5)				(43.3)
CareFusion net (earnings)/loss in discontinued operations[1,2]	3.3				(15.4)

Adjusted net earnings	$734.2				$632.6

Annualized	$978.9				$843.5

	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2011	2011	2011	2010	2010	2010	2010	2009
Non-GAAP Shareholders’ Equity
Total shareholders’ equity	$5,656.8	$5,421.4	$5,239.0	$5,276.1	$5,360.9	$5,226.1	$4,941.2	$8,724.7
Non-cash dividend related to CareFusion spin-off	—	—	—	—	—	—	—	(3,703.8)

Non-GAAP shareholders’ equity	$5,656.8	$5,421.4	$5,239.0	$5,276.1	$5,360.9	$5,226.1	$4,941.2	$5,020.9

Divided by average shareholders’ equity	5,398.3				5,137.3

Non-GAAP Return on Equity	18.1%				16.4%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter		Year-to-Date
(in millions)	2011	2010	2011	2010

GAAP Effective Tax Rate from Continuing Operations	41.3%	38.1%	35.5%	56.5%

Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$425.1	$363.2	$1,177.0	$903.2
Restructuring and employee severance	6.2	14.4	10.6	84.3
Acquisition related costs	2.5	(0.5)	21.8	0.1
Impairments and loss on sale of assets	4.6	4.2	8.2	28.2
Litigation (credits)/charges, net	4.3	(2.9)	11.9	(28.8)
Other spin-off costs	0.7	3.7	7.4	51.5
(Gain)/loss on sale of CareFusion stock	3.3	(23.2)	(71.5)	(43.3)

Adjusted earnings before income taxes and discontinued operations	$446.7	$358.9	$1,165.4	$995.2

Provision for income taxes[1]	$175.6	$138.4	$418.2	$510.0
Restructuring and employee severance tax benefit[1]	2.4	10.3	4.1	30.3
Acquisition related costs tax benefit/(expense)[1]	0.4	(0.3)	2.4	(0.2)
Impairments and loss on sale of assets tax benefit/(expense)[1]	1.8	(11.5)	3.1	(3.3)
Litigation (credits)/charges, net tax benefit/(expense)[1]	0.4	(1.1)	1.4	(10.9)
Other spin-off costs tax benefit/(expense)[1]	0.3	1.2	2.8	(153.2)
(Gain)/loss on sale of CareFusion stock tax expense[1]	—	—	—	—

Adjusted provision for income taxes	$180.9	$137.0	$432.0	$372.7

Non-GAAP Effective Tax Rate from Continuing Operations	40.5%	38.2%	37.1%	37.5%

	Third Quarter
	2011	2010
Debt to Total Capital	30%	28%
Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$113.7	$232.6
Long-term obligations, less current portion	2,362.1	1,875.6

Debt	$2,475.8	$2,108.2
Cash and equivalents	(1,961.8)	(2,638.8)

Net debt	$514.0	$(530.6)
Total shareholders’ equity	$5,656.8	$5,360.9
Capital	$6,170.8	$4,830.3
Net Debt to Capital	8%	(11)%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

Forward-Looking Non-GAAP Financial Measures

We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets, litigation (credits)/charges, net, and other spin-off costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

	Third Quarter
(in millions)	2011	2010

Days Sales Outstanding	19.7	18.9

Days Inventory on Hand
Inventories	$7,717.7	$7,214.9

Cost of products sold	$24,909.2	$23,332.7
Chargeback billings	3,453.4	3,053.2

Adjusted cost of products sold	$28,362.6	$26,385.9

Adjusted cost of products sold divided by 90 days	$315.1	$293.2

Days Inventory on Hand	24.5	24.6

Days Payable Outstanding
Accounts payable	$11,961.5	$10,766.6

Cost of products sold	$24,909.2	$23,332.7
Chargeback billings	3,453.4	3,053.2

Adjusted cost of products sold	$28,362.6	$26,385.9

Adjusted cost of products sold divided by 90 days	$315.1	$293.2

Days Payable Outstanding	38.0	36.7

Net Working Capital Days	6.2	6.8

Days Sales Outstanding: trade receivables, net divided by (monthly revenue divided by 30 days)

Days Inventory on Hand: inventory divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

(Gain)/loss on Sale of CareFusion Stock: realized gains and losses from the sale of our ownership of CareFusion common stock retained in connection with the spin-off

Other Spin-Off Costs: costs and tax charges incurred in connection with our spin-off of CareFusion that are not included in restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets and litigation (credits)/charges, net. Other spin-off costs include, among other things, the loss on extinguishment of debt and the income tax charge related to the anticipated repatriation of a portion of cash loaned to our entities within the United States

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) (gain)/loss on sale of CareFusion stock, each net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) (gain)/loss on sale of CareFusion stock) divided by (earnings before income taxes and discontinued operations adjusted for (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) (gain)/loss on sale of CareFusion stock)

Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net and (5) Other Spin-Off Costs included within distribution, selling, general and administrative expenses

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs, (6) CareFusion net earnings in discontinued operations and (7) (gain)/loss on sale of CareFusion stock, each net of tax) divided by average shareholders’ equity adjusted for the $3.7 billion non-cash dividend issued in connection with the spin-off